UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2005

(Date of earliest event reported)

NCR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

001-00395	31-0387920
(Commission File Number)	(I.R.S. Employer Identification No.)

1700 South Patterson Blvd., Dayton, Ohio 45479

(Address of Principal Executive Offices, including Zip Code)

(937) 445-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2005, NCR Corporation (the “Company”) announced that Mark Hurd will resign as President and Chief Executive Officer of the Company, effective as of March 30, 2005 (the “Resignation Date”). Mr. Hurd has agreed to resign from the Company’s Board of Directors and from all other positions held with the Company or any of its subsidiaries, effective as of the Resignation Date. This agreement is memorialized in a written letter agreement with the Company dated March 29, 2005 (the “Resignation Letter”). Pursuant to the terms of the Resignation Letter, Mr. Hurd has agreed to provide certain post-termination assistance to the Company. He also agreed to maintain the confidentiality of Company proprietary information, to a customary release of claims against the Company, and to certain covenants against solicitation of key employees and Company business and competition with the Company for a period of 18 months from the Resignation Date. The Company acknowledged that Hewlett-Packard Company is not on the current list of competitors of the Company, and accordingly agreed not to assert any rights under existing non-compete agreements against Mr. Hurd in connection with his potential employment with Hewlett-Packard after the Resignation Date. The Resignation Letter also provides that all of Mr. Hurd’s vested stock options will remain exercisable for 90 days following the Resignation Date, and all other equity awards will be governed by their terms (such that unvested restricted stock and unvested stock options will be forfeited upon resignation). A copy of the Resignation Letter is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective March 30, 2005, Mark Hurd resigned as President and Chief Executive Officer of the Company and concurrently resigned from the Company’s Board of Directors. A description of the terms of Mr. Hurd’s resignation are included under Item 1.01 and incorporated herein by reference.

(c) On March 29, 2005, the Company announced that James M. Ringler, a Company director since 2003 and retired vice chairman of Illinois Tool Works, Inc., has been named by the Board of Directors as the Company’s interim Chief Executive Officer effective as of March 30, 2005. The Company has not yet entered into an agreement with Mr. Ringler relating to his employment as interim Chief Executive Officer. Also on March 29, 2005, the Company announced that the Board of Directors is actively engaged in a search for a new Chief Executive Officer. A copy of the press release announcing the resignation of Mr. Hurd and the appointment of Mr. Ringler is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

10.1	Letter Agreement dated March 29, 2005 by and between NCR Corporation and Mark Hurd

99.1	Press Release regarding the resignation of Mark Hurd and the naming of James M. Ringler as interim Chief Executive Officer issued March 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

By:	/s/ Peter J. Bocian
Peter J. Bocian
Senior Vice President and Chief Financial Officer

Date: March 30, 2005

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EXHIBIT INDEX

Exhibit 10.1	Letter Agreement dated March 29, 2005 by and between NCR Corporation and Mark Hurd

Exhibit 99.1	Press Release regarding the resignation of Mark Hurd and the naming of James M. Ringler as interim Chief Executive Officer issued March 29, 2005

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